Exhibit 99.1

K&S Corporate Headquarters Kulicke & Soffa Pte Ltd 23A Serangoon North Avenue 5 #01-01, Singapore 554369
+65-6880-9600 main +65-6880-9580 fax www.kns.com Co. Regn. No. 199902120H

Kulicke & Soffa Reports Fourth Quarter and Fiscal Year 2014 Results

Singapore – November 6, 2014 – Kulicke and Soffa Industries, Inc. (NASDAQ: KLIC) (“Kulicke & Soffa”, “K&S” or the “Company”) today announced results for its fourth quarter and fiscal year ended September 27, 2014.

Quarterly Results
	Fiscal Q4 2014	Change vs. Fiscal Q4 2013	Change vs. Fiscal Q3 2014
Net Revenue	$194.7 million	12.2%	7.9%
Gross Profit	$92.4 million	14.5%	8.5%
Gross Margin	47.4%	90 bps	20 bps
Income from Operations	$37.5 million	8.5%	18.7%
Operating Margin	19.3%	(60) bps	180 bps
Net Income	$29.3 million	(0.9)%	9.9%
Net Margin	15.0%	(200) bps	30 bps
EPS – Diluted	$0.38	(2.6)%	11.8%
Bruno Guilmart, Kulicke & Soffa's President and Chief Executive Officer, said, “We ended fiscal 2014 with a great September quarter where we generated healthy revenues and strong margins. Throughout the fiscal year we have made positive steps to further enhance our profitability and market leadership positions, including expansion of our manufacturing footprint, execution of our aggressive product roadmaps and significant development progress within our organic core, advanced packaging and value-added-services programs.”
Fourth Quarter Fiscal 2014 Key Product Trends

•	Ball bonder equipment net revenue increased 5.0% over the June quarter.

•	83.5% of ball bonder equipment was sold as copper capable.

•	Wedge bonder equipment net revenue increased 47.8% over the June quarter.
Fiscal Year 2014 Financial Highlights

•	Net revenue of $568.6 million.

•	Gross margin of 48.1%.

•	Net income was $63.0 million or $0.81 per diluted share.

•	Cash, cash equivalents and investments were $597.1 million as at September 27, 2014.

First Quarter Fiscal 2015 Outlook
The Company expects net revenue in the first fiscal quarter of 2015 ending December 27, 2014 to be approximately $90 million to $100 million.
Looking forward, Bruno Guilmart commented, “We introduced eight new Equipment and Expendable Tools solutions this past fiscal year, which extend our reach into current markets, expand our applications served and are expected to broaden and diversify our customer base. We continue to receive tremendous interest from potential customers regarding our latest recently launched solution, the APAMATM, Chip-to-Substrate Thermo-Compression Bonder. We are increasingly well positioned to capitalize on the industry’s adoption of advanced packaging technologies.”

Earnings Conference Call Details
A conference call to discuss these results will be held today, November 6, 2014, beginning at 8:00 am (EST). To access the conference call, interested parties may call +1-877-407-8037 or internationally +1-201-689-8037. The call will also be available by live webcast at investor.kns.com.
A replay will be available from approximately one hour after the completion of the call through November 13, 2014 by calling toll-free +1-877-660-6853 or internationally +1-201-612-7415 and using the replay ID number of 13593103. A webcast replay will also be available at investor.kns.com.

About Kulicke & Soffa
Kulicke & Soffa (NASDAQ: KLIC) is a global leader in the design and manufacture of semiconductor and LED assembly equipment. As a pioneer in this industry, K&S has provided customers with market leading packaging solutions for decades.  In recent years, K&S has expanded its product offerings through strategic acquisitions, adding wedge bonding and a broader range of expendable tools to its core ball bonding products. Combined with its extensive expertise in process technology, K&S is well positioned to help customers meet the challenges of assembling the next-generation semiconductor and LED devices. (www.kns.com)

Caution Concerning Results and Forward Looking Statements
In addition to historical statements, this press release contains statements relating to future events and our future results. These statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and include, but are not limited to, statements that relate to our future revenue, sustained, increasing, continuing or strengthening demand for our products, the continuing transition from gold to copper wire bonding, replacement demand, our research and development efforts, our ability to identify and realize new growth opportunities and our ability to control costs. While these forward-looking statements represent our judgments and future expectations concerning our business, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from our expectations. These factors include, but are not limited to: the risk that customer orders already received may be postponed or canceled, generally without charges; the risk that anticipated customer orders may not materialize; the risk that our suppliers may not be able to meet our demands on a timely basis; the volatility in the demand for semiconductors and our products and services; a slowdown of transition from gold to copper wire bonding by our customers and the industry, volatile global economic conditions, which could result in, among other things, sharply lower demand for products containing semiconductors and for the Company’s products, and disruption of capital and credit markets; the risk of failure to successfully manage our operations; acts of terrorism and violence; risks, such as changes in trade regulations, currency fluctuations, political instability and war, which may be associated with a substantial non-U.S. customer and supplier base and substantial non-U.S. manufacturing operations; and the factors listed or discussed in Kulicke and Soffa Industries, Inc. 2013 Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. Kulicke and Soffa Industries, Inc. is under no obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:

Kulicke & Soffa Industries, Inc.
Joseph Elgindy
Investor Relations & Strategic Planning
P: +1-215-784-7518
F: +1-215-784-6180
jelgindy@kns.com

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share and employee data)
(Unaudited)

	Three months ended		Twelve months ended
	September 27, 2014	September 28, 2013	September 27, 2014	September 28, 2013
Net revenue:
Equipment	$177,279	$156,479	$503,049	$472,567
Expendable Tools	17,454	17,129	65,520	62,371
Total net revenue	194,733	173,608	568,569	534,938

Cost of sales:
Equipment	95,001	86,066	268,934	261,270
Expendable Tools	7,372	6,856	26,081	26,723
Total cost of sales	102,373	92,922	295,015	287,993

Gross profit:
Equipment	82,278	70,413	234,115	211,297
Expendable Tools	10,082	10,273	39,439	35,648
Total gross profit	92,360	80,686	273,554	246,945

Operating expenses:
Selling, general and administrative	30,774	28,072	107,077	108,401
Research and development	22,779	15,377	83,056	61,620
Amortization of intangible assets	1,330	2,292	5,318	9,175
Restructuring	(20)	401	1,119	1,943
Total operating expenses	54,863	46,142	196,570	181,139

Income from operations:
Equipment	33,552	30,344	59,769	52,991
Expendable Tools	3,945	4,200	17,215	12,815
Total income from operations	37,497	34,544	76,984	65,806

Other income (expense):
Interest income	319	254	1,197	883
Interest expense	(316)	(20)	(1,048)	(21)

Income from operations before income taxes	37,500	34,778	77,133	66,668
Provision for income taxes	8,241	5,247	14,145	7,310
Net income	$29,259	$29,531	$62,988	$59,358

Net income per share:
Basic	$0.38	$0.39	$0.82	$0.79
Diluted	$0.38	$0.39	$0.81	$0.78

Weighted average shares outstanding:
Basic	76,658	75,279	76,396	75,132
Diluted	77,925	76,565	77,292	76,190

	Three months ended		Twelve months ended
Supplemental financial data:	September 27, 2014	September 28, 2013	September 27, 2014	September 28, 2013
Depreciation and amortization	$3,525	$4,187	$13,520	$18,489
Capital expenditures	2,805	11,215	12,401	17,172
Equity-based compensation expense:
Cost of sales	75	20	344	295
Selling, general and administrative	1,982	2,082	8,906	8,457
Research and development	462	480	2,086	1,918
Total equity-based compensation expense	$2,519	$2,582	$11,336	$10,670

	As of
	September 27, 2014	September 28, 2013
Backlog of orders[1]	$79,100	$52,100
Number of employees	2,278	2,164

1.    Represents customer purchase commitments. While the Company believes these orders will proceed, they are generally cancellable by customers without penalty.

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	As of
	September 27, 2014	September 28, 2013
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$587,981	$521,788
Short-term investments	9,105	3,252
Accounts and notes receivable, net of allowance for doubtful accounts of $143 and $504 respectively	171,530	162,714
Inventories, net	49,694	38,135
Prepaid expenses and other current assets	15,090	24,012
Deferred income taxes	4,291	4,487
TOTAL CURRENT ASSETS	837,691	754,388

Property, plant and equipment, net	52,755	47,541
Goodwill	41,546	41,546
Intangible assets	5,891	11,209
Other assets	6,565	8,310
TOTAL ASSETS	$944,448	$862,994

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$35,132	$37,030
Accrued expenses and other current liabilities	43,731	38,868
Income taxes payable	2,488	1,504
TOTAL CURRENT LIABILITIES	81,351	77,402

Financing obligation	19,102	19,396
Deferred income taxes	44,963	40,709
Other liabilities	9,790	8,822
TOTAL LIABILITIES	155,206	146,329

SHAREHOLDERS' EQUITY
Common stock, no par value	479,116	467,525
Treasury stock, at cost	(46,984)	(46,356)
Accumulated income	354,866	291,878
Accumulated other comprehensive income	2,244	3,618
TOTAL SHAREHOLDERS' EQUITY	$789,242	$716,665

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$944,448	$862,994

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended		Twelve months ended
	September 27, 2014	September 28, 2013	September 27, 2014	September 28, 2013
Net cash (used in) provided by operating activities	(1,729)	26,644	82,460	94,824
Net cash used in investing activities	(7,302)	(14,467)	(15,974)	(15,114)
Net cash (used in) provided by financing activities	(369)	865	(164)	1,733
Effect of exchange rate changes on cash and cash equivalents	(76)	253	(129)	101
Changes in cash and cash equivalents	(9,476)	13,295	66,193	81,544
Cash and cash equivalents, beginning of period	597,457	508,493	521,788	440,244
Cash and cash equivalents, end of period	$587,981	$521,788	$587,981	$521,788

Short-term investments	9,105	3,252	9,105	3,252
Total cash, cash equivalents and short-term investments	$597,086	$525,040	$597,086	$525,040